EXHIBIT 11.1

                          FRED'S, INC.

               COMPUTATION OF NET INCOME PER SHARE
                           (unaudited)

                      (in thousands, except
                     for per share amounts)


                                            Years Ended
                               -------------------------------------
                               February 1,  February 3,  January 28,
                                  1997         1996         1995
                               -----------  -----------  -----------
Primary net income per share
----------------------------

 Net income                      $5,806       $2,733       $8,373
                                  =====        =====        =====

 Weighted average number of
   common shares outstanding
   during the period              9,325        9,322        9,307

 Additional shares attributable
   to common stock equivalents      -            -            -
                                  -----        -----        -----

                                  9,325        9,322        9,307
                                  =====        =====        =====

 Net income per share            $  .62       $  .29       $  .90
                                  =====        =====        =====


Fully diluted net income per share
----------------------------------

 Net income                      $5,806       $2,733       $8,373
                                  =====        =====        =====

 Weighted average number of
   common shares outstanding
   during the period              9,325        9,322        9,307

 Additional shares attributable
   to common stock equivalents      -            -            -
                                  -----        -----        -----

                                  9,325        9,322        9,307
                                  =====        =====        =====

 Net income per share            $  .62       $  .29       $  .90
                                  =====        =====        =====